UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2018

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11840	36-3871531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

(847) 402-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 — Other Events

Item 8.01. Other Events.

On August 30, 2018, The Allstate Corporation (the “Registrant”) called for the redemption of all 15,400 shares of its Fixed Rate Noncumulative Perpetual Preferred Stock, Series C, par value $1.00 per share and liquidation preference $25,000 per share (the “Series C Preferred Stock”) and the corresponding depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Series C Preferred Stock, on October 15, 2018 (the “Redemption Date”). The Depositary Shares are currently traded on the New York Stock Exchange under the symbol “ALL PR C” (CUSIP No. 020002606).

The Depositary Shares will be redeemed for a redemption price equal to $25.00 per Depositary Share (equivalent to $25,000 per share of Series C Preferred Stock) (the “Redemption Payment”) for a total Redemption Payment of $385 million. From and after the Redemption Date, all dividends will cease to accrue on the redeemed Series C Preferred Stock.

A dividend of $0.421875 per Depositary Share shall be paid in cash on October 15, 2018 to the record holders at the close of business on September 28, 2018. All Depositary Shares are held in book-entry form through The Depository Trust Company.

A copy of the press release announcing the redemption of the Series C Preferred Stock and the Depositary Shares is attached hereto as Exhibit 99 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99	Registrant’s press release dated August 30, 2018.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION (Registrant)

	By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: August 30, 2018

3